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

EXHIBIT 11
                          DVL, INC. AND SUBSIDIARIES
                         COMPUTATION OF PER SHARE DATA
                        (in thousands except share data)
                                  (unaudited)
                                                     Three Months Ended
                                                           June 30,
                                                  -----------------------
                                                     1997         1996
                                                  ----------   ----------
(Loss) before extraordinary gain                  $     (547)  $     (765)
Extraordinary gain on the settlement of
 indebtedness                                            651          809
                                                  ----------   ----------
Net income                                        $      104   $       44
                                                  ==========   ==========

Weighted average number of common shares issued
 and to be issued used for computation            15,679,450   14,279,287
                                                  ==========   ==========

(Loss) before extraordinary gain                  $     (.03)  $     (.05)
Extraordinary gain on the settlement of
 indebtedness                                            .04          .06
                                                  ----------   ----------
Net income                                        $      .01   $      .01
                                                  ==========   ==========

                                                     Six Months Ended
                                                          June 30,
                                                  -----------------------
                                                     1997         1996
                                                  ----------   ----------

(Loss) before extraordinary gain                  $   (1,364)  $   (1,463)
Extraordinary gain on the settlement of
 indebtedness                                          1,104        1,855
                                                  ----------   ----------
Net (loss) income                                 $     (260)  $      392
                                                  ==========   ==========

Weighted average number of common shares issued
 and to be issued used for computation            15,679,450   14,022,137
                                                  ==========   ==========

(Loss) before extraordinary gain                  $     (.09)  $     (.10)
Extraordinary gain on the settlement of
 indebtedness                                            .07          .13
                                                  ----------   ----------
Net (loss) income                                 $     (.02)  $      .03
                                                  ==========   ==========
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